                                                           EXHIBIT NO. EX-99.h.3

                       TRANSFER AGENCY SERVICES AGREEMENT
                       ----------------------------------

     THIS  AGREEMENT  is made as of May 20,  2002 by and  between  PFPC INC.,  a
Massachusetts  corporation ("PFPC"), and GAM FUNDS, INC., a Maryland corporation
(the "Fund").

                              W I T N E S S E T H:

     WHEREAS,  the  Fund is  registered  as an  open-end  management  investment company  with  separate  series  under the  Investment  Company Act of 1940,  as amended (the "1940 Act"); and

     WHEREAS,  the Fund  wishes  to  retain  PFPC to serve  as  transfer  agent, registrar,  dividend  disbursing  agent and  shareholder  servicing agent to its investment  portfolios  listed on  Exhibit  A  attached  hereto  and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and PFPC wishes to furnish such services.

     NOW,  THEREFORE,  in  consideration  of the premises  and mutual  covenants herein contained,  and intending to be legally bound hereby,  the parties hereto agree as follows:

1.       Definitions.  As Used in this Agreement:
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(a)  "1933 Act" means the Securities Act of 1933, as amended.

(b)  "1934 Act" means the Securities Exchange Act of 1934, as amended.

(c)  "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund's Board of Directors to give Oral  Instructions  and
     Written Instructions on behalf of the Fund. An Authorized Person's scope of authority  may be  limited by setting  forth such  limitation  in a written document signed by both parties hereto.

(d)  "CEA" means the Commodities Exchange Act, as amended.

(e)  "Oral  Instructions"  mean  oral  instructions  received  by  PFPC  from an
     Authorized Person.

(f)  "SEC" means the Securities and Exchange Commission.

(g)  "Securities  Laws"  mean the 1933 Act,  the 1934 Act,  the 1940 Act and the
     CEA.

(h)  "Shares" mean the shares of  beneficial  interest of any series or class of the Fund.

(i)  "Written   Instructions"  mean  (i)  written   instructions  signed  by  an
     Authorized  Person  and  received  by  PFPC  or  (ii)  trade   instructions
     transmitted  (and received by PFPC) by means of an  electronic  transaction reporting  system  access  to which  requires  use of a  password  or other authorized  identifier.  The  instructions  may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2.  Appointment.  The Fund  hereby  appoints  PFPC to serve as  transfer  agent, registrar, dividend disbursing agent and shareholder servicing agent to the Fund and each series thereunder,  including those series as may be added from time to time in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

3.  Delivery of  Documents.  The Fund has provided or,  where  applicable,  will provide PFPC with the following at PFPC's request:

(a)  Certified or authenticated copies of the resolutions of the Fund's Board of
     Directors,  approving the  appointment of PFPC or its affiliates to provide services to the Fund and approving this Agreement;

(b)  A copy of the Fund's most recent effective registration statement;

(c)  A copy of the advisory agreement with respect to each investment  Portfolio of the Fund;

(d)  A copy of the  distribution/underwriting  agreement  with  respect  to each class of Shares of the Fund;

(e)  A copy  of  each  Portfolio's  administration  agreements  if  PFPC  is not providing the Portfolio with such services;

(f)  Copies  of  any  distribution   and/or  shareholder   servicing  plans  and
     agreements made in respect of the Fund or a Portfolio;

(g)  A copy of the Fund's organizational  documents,  as filed with the state in which the Fund is organized; and

(h)  Copies  (certified  or  authenticated  where  applicable)  of any  and  all amendments or supplements to the foregoing.

4.  Compliance  with Rules and  Regulations.  PFPC undertakes to comply with all applicable  requirements  of  the  Securities  Laws  and  any  laws,  rules  and regulations of governmental  authorities having jurisdiction with respect to the duties to be  performed  by PFPC  hereunder.  Except as  specifically  set forth herein,  PFPC assumes no  responsibility  for such compliance by the Fund or any other entity.

5. Instructions.

(a)  Unless otherwise provided in this Agreement,  PFPC shall act only upon Oral
     Instructions or Written Instructions.

(b)  PFPC  shall  be  entitled  to rely  upon any Oral  Instruction  or  Written
     Instruction  it  receives  from  an  Authorized  Person  pursuant  to  this
     Agreement. PFPC may assume that any Oral Instruction or Written Instruction received  hereunder is not in any way  inconsistent  with the provisions of organizational  documents or this  Agreement or of any vote,  resolution or proceeding of the Fund's Board of Directors or of the Fund's  shareholders, unless and until PFPC receives Written Instructions to the contrary.

(c)  The Fund agrees to forward to PFPC  Written  Instructions  confirming  Oral
     Instructions so that PFPC receives the Written Instructions by the close of business on the next day after such Oral  Instructions  are  received.  The fact that such confirming Written  Instructions are not received by PFPC or
     differ  from  the  Oral  Instructions   shall  in  no  way  invalidate  the
     transactions or enforceability  of the transactions  authorized by the Oral
     Instructions or PFPC's ability to rely upon such Oral  Instructions.  Where
     Oral  Instructions or Written  Instructions  reasonably appear to have been received by an Authorized Person, PPFC shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that
     PFPC's actions comply with other provisions of this Agreement.

6. Right to Receive Advice.

(a)  Advice  of the  Fund.  If PFPC is in doubt as to any  action  it  should or should not take,  PFPC may request  directions  or advice,  including  Oral
     Instructions or Written Instructions, from the Fund.

(b)  Advice of  Counsel.  If PFPC  shall be in doubt as to any  question  of law pertaining  to any  action it should or should not take,  PFPC may  request advice at its own cost from counsel of its own choosing (who may be counsel for the Fund,  the  Fund's  investment  adviser  or PFPC,  at the option of
     PFPC).

(c)  Conflicting Advice. In the event of a conflict between directions or advice or Oral  Instructions or Written  Instructions PFPC receives from the Fund, and the advice it receives from counsel,  PFPC may rely upon and follow the advice of counsel. In the event PFPC relies on the advice of counsel,  PPFC shall  remain  liable for any action or  omission on the part of PFPC which constitutes  willful  misfeasance,  bad faith, gross negligence or reckless disregard by PFPC of any duties or obligations set forth herein.

(d)  Protection  of PFPC.  PFPC  shall be  indemnified  by the Fund and  without liability  for any  action  PFPC  takes or does not take in  reliance  upon directions  or advice or Oral  Instructions  or Written  Instructions  PFPC receives  from or on behalf  of the Fund or from  counsel  and  which  PFPC believes,  in good faith, to be consistent with those  directions or advice or Oral Instructions or Written Instructions. Nothing in this section shall be  construed  so as to  impose  an  obligation  upon PFPC (i) to seek such directions or advice or Oral Instructions or Written Instructions,  or (ii)
     to act in accordance with such directions or advice or Oral Instructions or
     Written  Instructions  unless,  under the terms of other provisions of this
     Agreement,  the same is a condition of PFPC's properly taking or not taking such action.  For the avoidance of doubt,  this subsection does not relieve
     PFPC when an action or omission by it constitute willful  misfeasance,  bad faith,  gross negligence or reckless  disregard of any duties or obligation set forth herein.

7.  Records;  Visits.  PFPC shall  prepare and maintain in complete and accurate form all books  and  records  necessary  for it to serve as  transfer  agent and otherwise  perform its duties pursuant to this Agreement.  The books and records pertaining  to the Fund,  which are in the  possession  or under the  control of
PFPC,  shall be the  property  of the  Fund.  Such  books and  records  shall be prepared and maintained by PFPC as required by the 1940 Act and other applicable
Securities Laws, rules and  regulations.  The Fund and Authorized  Persons shall have access to such books and records at all times during PFPC's normal business hours.  Upon the  reasonable  request of the Fund,  copies of any such books and records shall be provided by PFPC to the Fund or to an Authorized Person, at the
Fund's expense.

8. Confidentiality.

(a)  Each party shall keep  confidential  any information  relating to the other party's business  ("Confidential  Information").  Confidential  Information
     shall include:

     (i)  any data or information that is competitively  sensitive material, and not  generally  known to the  public,  including,  but not limited to, information  about  product  plans,  marketing  strategies,  finances, operations, customer relationships, customer profiles, customer lists, any non-public personal information about the Fund's customers,  sales estimates,  business plans, and internal  performance results relating to the past,  present  or future  business  activities  of the Fund or
          PFPC, their respective  subsidiaries and affiliated  companies and the customers, clients and suppliers of any of them;

     (ii) any scientific or technical information,  design, process,  procedure, formula,  or improvement  that is commercially  valuable and secret in the  sense  that  its  confidentiality  affords  the  Fund  or  PFPC a competitive advantage over its competitors;

     (iii)all  confidential  or proprietary  concepts,  documentation,  reports, data,  specifications,  computer  software,  source code, object code, flow  charts,  databases,  inventions,  know-how,  and trade  secrets, whether or not patentable or copyrightable; and

     (iv) anything designated as confidential.

(b)  Notwithstanding  the  foregoing,  information  shall not be subject to such confidentiality obligations if it:

     (i)  is already known to the receiving party at the time it is obtained;

     (ii) is or becomes  publicly known or available  through no wrongful act of the receiving party;

     (iii)is  rightfully  received  from a third  party who,  to the best of the receiving party's knowledge, is not under a duty of confidentiality;

     (iv) is  released  by  the  protected   party  to  a  third  party  without
          restriction;

     (v)  is required  to be  disclosed  by the  receiving  party  pursuant to a requirement  of a court order,  subpoena,  governmental  or regulatory agency or law  (provided  the  receiving  party will provide the other party written notice of such requirement, to the extent such notice is permitted);

     (vi) is relevant  to the  defense of any claim or cause of action  asserted against the receiving party; or

     (vii)has been or is  independently  developed or obtained by the  receiving party.

9.  Cooperation  with   Accountants.   PFPC  shall  cooperate  with  the  Fund's
independent  public  accountants  and shall take all  reasonable  actions in the performance of its obligations under this Agreement to ensure that the necessary information  is made available to such  accountants  for the expression of their opinion, as required by the Fund.

10. PFPC System.  PFPC shall  retain title to and  ownership of any and all data bases,  computer programs,  screen formats,  report formats,  interactive design
techniques,   derivative   works,   inventions,   discoveries,   patentable   or
copyrightable matters, concepts,  expertise, patents, copyrights, trade secrets, and other related legal rights  utilized by PFPC in connection with the services provided by PFPC to the Fund.

11. Disaster  Recovery.  PFPC shall enter into and shall maintain in effect with appropriate  parties one or more  agreements  making  reasonable  provisions for emergency use of  electronic  data  processing  equipment and for backup of data with respect to the Fund. In the event of equipment failures,  PFPC shall, at no additional  expense  to the Fund,  take  reasonable  steps to  minimize  service interruptions.  PFPC shall have no liability with respect to the loss of data or service  interruptions  caused  by  equipment  failure,  provided  such  loss or interruption is not caused by PFPC's own willful  misfeasance,  bad faith, gross negligence  or  reckless  disregard  of its  duties or  obligations  under  this
Agreement.

12. Compensation.  As compensation for services rendered by PFPC during the term of this  Agreement,  the Fund will pay to PFPC a fee or fees as may be agreed to from time to time in writing by the Fund and PFPC.  The Fund  acknowledges  that
PFPC may receive float benefits  and/or  investment  earnings in connection with maintaining certain accounts required to provide services under this Agreement.

13. Indemnification.

(a)  The  Fund  agrees  to  indemnify,  defend  and hold  harmless  PFPC and its affiliates,  including their  respective  officers,  directors,  agents and employees,  from all  taxes,  charges,  expenses,  assessments,  claims and
     liabilities   (including,   without   limitation,   attorneys'   fees   and
     disbursements  and  liabilities  arising under the Securities  Laws and any state  and  foreign  securities  and blue sky  laws)  arising  directly  or indirectly  from  any  action  or  omission  to act  which  PFPC  takes  in connection  with the provision of services to the Fund.  Neither PFPC,  nor any of its affiliates,  shall be indemnified  against any liability (or any expenses  incident to such  liability)  caused by PFPC's or its affiliates'
     own willful misfeasance, bad faith, negligence or reckless disregard in the performance of PFPC's activities under this Agreement.

(b)  The Fund shall not be responsible for and PFPC shall indemnify and hold the
     Fund  harmless  from and against  any and all claims made by third  parties against the Fund which  result from  PFPC's or its  affiliates  own willful misfeasance,  bad faith, negligence or reckless disregard of its duties and obligations hereunder.

(c)  The Board of Directors of the Fund, its officers and shareholders shall not be liable for any obligations of the Fund and PFPC agrees that in asserting any rights or claims under this Agreement, it shall look only to the assets of the Fund or the  particular  series  thereunder  in  settlement  of such rights or claims and not to the Fund's Board of Directors,  its officers or shareholders.

(d)  The  provisions  of this  Section  13  shall  survive  termination  of this
     Agreement.

14. Representations and Warranties.

(a)  PFPC  represents  and  warrants  that it has  implemented  safeguards  with respect to loss or damage from fire, theft or any other cause of the Fund's blank  checks,  certificates,  records  and other data and  acknowledges  a continuing duty to undertake such safeguards.

(b)  PFPF  represents  and warrants that it is a registered  transfer agent with full authority to provide the services set forth in this Agreement.

15. Responsibility of PFPC.

(a)  PFPC shall be under no duty to take any action  hereunder  on behalf of the
     Fund  except as  specifically  set forth  herein or as may be  specifically agreed to by PFPC and the Fund in a written amendment hereto. PFPC shall be obligated to exercise care and diligence in the  performance  of its duties hereunder  and to act in good faith and use its best efforts in  performing services  provided for under this  Agreement.  PFPC shall be liable for any damages  arising  out of PFPC's  failure to perform  its duties  under this
     Agreement  to  the  extent  such  damages  arise  out  of  PFPC's   willful
     misfeasance, bad faith, negligence or reckless disregard of such duties.

(b)  Notwithstanding  anything in this Agreement to the contrary, (i) PFPC shall not be liable for losses, delays, failure, errors,  interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable  control,  including  without  limitation acts of God; action or inaction of civil or military  authority;  public  enemy;  war;  terrorism;
     riot; fire; flood; sabotage;  epidemics;  labor disputes;  civil commotion;
     interruption, loss or malfunction of utilities, transportation, computer or
     communications   capabilities;   insurrection;   elements  of  nature;   or
     non-performance by a third party; and (ii) PFPC shall not be under any duty or  obligation  to inquire into and shall not be liable for the validity or invalidity,  authority or lack thereof, or truthfulness or accuracy or lack thereof,  of  any  instruction,  direction,  notice,  instrument  or  other information which PFPC reasonably believes to be genuine.

(c)  Notwithstanding  anything in this Agreement to the contrary,  neither party nor its  affiliates  shall be  liable  for any  consequential,  special  or indirect losses or damages, whether or not the likelihood of such losses or damages was known by such party or its affiliates.

(d)  No party may assert a cause of action against PFPC or any of its affiliates that allegedly occurred more than 12 months immediately prior to the filing of the suit (or, if applicable,  commencement  of arbitration  proceedings)
     alleging  such  cause of action  if known or  reasonably  should  have been discovered.

(e)  Each party shall have a duty to mitigate  damages for which the other party may become responsible.

(f)  The  provisions  of this  Section  14  shall  survive  termination  of this
     Agreement.

16. Description of Services.

(a)  Services Provided on an Ongoing Basis, If Applicable.

     (i)  Develop,  monitor and maintain,  in  consultation  with the Fund,  all systems  necessary  to  implement  and  operate a tiered  distribution system including Class B conversion  feature,  as more fully set forth in the Funds registration  statement and related documents,  which may be amended from time to time;

     (ii) Calculate 12b-1 payments;

     (iii) Maintain shareholder registrations;

     (iv) Review new applications  and correspond with  shareholders to complete or correct information;

     (v)  Calculate CDSC amounts upon  redemption of Fund shares and deduct such amounts from redemption proceeds;

     (vi) Direct payment processing of checks or wires;

     (vii) Determine dates of Class B conversion and effect the same;

     (viii) Prepare  and certify  stockholder  lists in  conjunction  with proxy solicitations;

     (ix) Countersign share certificates;

     (x)  Prepare and mail to shareholders confirmation of activity;

     (xi) Provide  toll-free  lines for direct  shareholder  use,  plus customer liaison staff for on-line inquiry response;

     (xii)Mail  duplicate  confirmations  to  broker-dealers  of their  clients'
          activity,  whether executed through the broker-dealer or directly with
          PFPC;

     (xiii) Provide periodic  shareholder lists  outstanding share  calculations and statistics to the Fund;

     (ix) Provide detailed data for underwriter/broker confirmations;

     (xv) Prepare periodic mailing of year-end tax and statement information;

     (xvi)Notify on a timely basis the  investment  adviser,  accounting  agent, and custodian of fund activity; and

     (xvii) Perform other participating  broker-dealer  shareholder  services as may be agreed upon from time to time.

(b)  Services Provided by PFPC Under Oral Instructions or Written Instructions.

     (i)  Accept and post daily Share purchases and redemptions;

     (ii) Accept, post and perform shareholder transfers and exchanges;

     (iii) Pay dividends and other distributions;

     (iv) Solicit and tabulate proxies; and

     (v)  Issue and  cancel  certificates  (when  requested  in  writing  by the shareholder).

(c)  Purchase of Shares.  PFPC shall issue and credit an account of an investor, in the manner described in the Fund's prospectus, once it receives:

     (i)  A purchase order;

     (ii) Proper information to establish a shareholder account; and

     (iii)Confirmation  of receipt or  crediting  of funds for such order to the
          Fund's custodian.

(d)  Redemption  of Shares.  PFPC shall redeem  Shares only if that  function is properly  authorized by the certificate of  incorporation  or resolution of the  Fund's  Board of  Directors.  Shares  shall be  redeemed  and  payment therefor shall be made in accordance with the Fund's  prospectus,  when the recordholder  tenders  Shares  in proper  form and  directs  the  method of redemption. If Shares are received in proper form, Shares shall be redeemed before  the  funds are  provided  to PFPC from the  Fund's  custodian  (the
     "Custodian"). If the recordholder has not directed that redemption proceeds be wired, when the Custodian provides PFPC with funds, the redemption check shall be sent to and made payable to the recordholder, unless:

     (i)  transfer authorizations are signed by the recordholder when Shares are held in book-entry form.

          When a  broker-dealer  notifies  PFPC  of a  redemption  desired  by a customer,  and the  Custodian  provides  PFPC with  funds,  PFPC shall prepare and send the redemption  check to the  registered  address and made payable to the registered shareholder on behalf of its customer.

(e)  Dividends  and  Distributions.  Upon receipt of a resolution  of the Fund's
     Board of Directors authorizing the declaration and payment of dividends and distributions, PFPC shall issue dividends and distributions declared by the
     Fund in Shares,  or, upon  shareholder  election,  pay such  dividends  and distributions  in cash,  if  provided  for in the Fund's  prospectus.  Such issuance  or payment,  as well as payments  upon  redemption  as  described above,  shall be made after deduction and payment of the required amount of funds to be withheld in accordance  with any  applicable  tax laws or other laws, rules or regulations. PFPC shall mail to the Fund's shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by  applicable  law,  rule or  regulation.  PFPC shall  prepare, maintain  and file with the IRS and other  appropriate  taxing  authorities reports  relating to all  dividends  above a stipulated  amount paid by the
     Fund  to its  shareholders  as  required  by  tax or  other  law,  rule  or regulation.

(f)  Shareholder Account Services.

     (i)  PFPC may arrange,  in accordance with the prospectus,  for issuance of
          Shares obtained through:

          -    Any pre-authorized check plan; and

          -    Direct   purchases   through  broker  wire  orders,   checks  and
               applications.

     (ii) PFPC  may  arrange,   in  accordance  with  the   prospectus,   for  a
          shareholder's:

          -    Exchange of Shares for shares of another fund with which the Fund has exchange privileges;

          -    Automatic  redemption  from an  account  where  that  shareholder participates in a automatic redemption plan; and/or

          -    Redemption  of  Shares  from  an  account  with  a   checkwriting
               privilege.

(g)  Communications  to  Shareholders.  Upon timely Written  Instructions,  PFPC shall mail all communications by the Fund to its shareholders, including:

     (i)  Reports to shareholders;

     (ii) Confirmations of purchases and sales of Fund shares;

     (iii) Monthly or quarterly statements;

     (iv) Dividend and distribution notices;

     (v)  Proxy material; and

     (vi) Tax form information.

     In  addition,  PFPC will  receive  and  tabulate  the  proxy  cards for the meetings of the Fund's shareholders.

(h)  Records. PFPC shall maintain records of the accounts required by applicable
     Securities  Laws,  rules and regulations for each  shareholder  showing the following information:

     (i)  Name,  address and United States Tax Identification or Social Security
          number;

     (ii) Number  and class of Shares  held and  number  and class of Shares for which certificates,  if any, have been issued,  including  certificate numbers and denominations;

     (iii)Historical  information  regarding  the  account of each  shareholder, including  dividends and distributions paid and the date and price for all transactions on a shareholder's account;

     (iv) Any stop or restraining order placed against a shareholder's account;

     (v)  Any   correspondence   relating  to  the  current   maintenance  of  a
          shareholder's account;

     (vi) Information with respect to withholdings; and

     (vii)Any   information   required   in  order  for  PFPC  to  perform   any
          calculations required by this Agreement.

     (viii) For avoidance of doubt,  where a broker-dealer  is not assigned to a shareholder  account,  PFPC will code such  account  to  identify  GAM
          Services, Inc. as the broker-dealer of record.

(i)  Lost or Stolen  Certificates.  PFPC shall place a stop  notice  against any certificate  reported to be lost or stolen and comply  with all  applicable
     federal  regulatory   requirements  for  reporting  such  loss  or  alleged
     misappropriation.  A lost or stolen certificate will be cancelled and a new certificate shall be registered and issued only upon:

     (i)  The  shareholder's  pledge  of a lost  instrument  bond or such  other appropriate  indemnity  bond  issued by a surety  company  approved by
          PFPC; and

     (ii) Completion of a release and  indemnification  agreement  signed by the shareholder to protect PFPC and its affiliates.

(j)  Shareholder  Inspection  of Stock  Records.  Upon a  request  from any Fund shareholder  to inspect  stock  records,  PFPC will notify the Fund and the
     Fund will issue instructions granting or denying each such request.  Unless
     PFPC has acted contrary to the Fund's instructions,  the Fund agrees to and does hereby release PFPC from any liability for refusal of permission for a particular shareholder to inspect the Fund's stock records.

(k)  Withdrawal  of Shares and  Cancellation  of  Certificates.  Upon receipt of
     Written   Instructions,   PFPC  shall   cancel   outstanding   certificates
     surrendered by the Fund to reduce the total amount of outstanding shares by the number of shares surrendered by the Fund.

(l)  Lost  Shareholders.  PFPC shall  perform  such  services as are required in order to comply  with Rules  17a-24 and  17Ad-17 of the 1934 Act (the "Lost
     Shareholder Rules"),  including, but not limited to, those set forth below.
     PFPC may,  in its sole  discretion,  use the  services  of a third party to perform some of or all such services.

     (i)  documentation of search policies and procedures;

     (ii) execution of required searches;

     (iii)tracking  results and  maintaining  data sufficient to comply with the
          Lost Shareholder Rules; and

     (iv) preparation and submission of data required under the Lost Shareholder
          Rules.

     Except  as set forth  above,  PFPC  shall  have no  responsibility  for any escheatment services.

(m)  Print Mail. In addition to  performing  the  foregoing  services,  the Fund hereby  engages PFPC as its  exclusive  print/mail  service  provider  with respect  to those  items and for such fees as may be agreed to from time to time in writing by the Fund and PFPC.

(n)  Retirement Plans.

     (i)  In connection  with the  individual  retirement  accounts,  simplified
          employee  pension  plans,   rollover   individual   retirement  plans,
          educational  IRA's  and  ROTH  individual  retirement  accounts  ("IRA
          Plans"),  403(b)  Plans and money  purchase and profit  sharing  plans
          ("Qualified Plans") (collectively,  the "Retirement Plans") within the meaning  of  Section  408 of the  Internal  Revenue  Code of 1986,  as
          amended (the "Code") sponsored by the Fund for which  contributions of the Fund's  shareholders (the  "Participants")  are invested solely in
          Shares of the Fund,  PFPC shall provide the  following  administrative services:

          (A)  Maintain required records relevant to required distributions from
               IRA Plans;

          (B)  Establish a record of types and reasons for distributions  (i.e., attainment  of age 59-1/2,  disability,  death,  return of excess contributions, etc.);

          (C)  Record method of distribution requested and/or made;

          (D)  Receive and process designation of beneficiary forms requests;

          (E)  Examine  and  process  requests  for  direct  transfers   between
               custodians/trustees,  transfer  and  pay  over  to the  successor
               assets  in  the  account  and  records   pertaining   thereto  as
               requested;

          (F)  Prepare  any annual  reports or returns  required  to be prepared and/or filed by a custodian of a Retirement Plan, including,  but not limited to, an annual fair market value  report,  Forms 1099R and  5498;  and  file  same  with  the  IRS and  provide  same to
               Participant/Beneficiary, as applicable; and

          (G)  Perform     applicable     federal     withholding    and    send
               Participants/Beneficiaries   an  annual  TEFRA  notice  regarding
               required federal tax withholding.

     (ii) PFPC shall  arrange for PFPC Trust  Company to serve as custodian  for the Retirement Plans sponsored by the Fund.

     (iii)With  respect to the  Retirement  Plans,  PFPC shall  provide the Fund with the associated  Plan documents for use by the Fund and PFPC shall be  responsible  for the  maintenance  of such documents in compliance with  all  applicable  provisions  of the  Code  and  the  regulations promulgated thereunder.

17. Duration and Termination.  This Agreement shall continue until terminated by the Fund or by PFPC on sixty (60) days' prior written notice to the other party.
In the event the Fund gives notice of termination,  all expenses associated with movement (or  duplication) of records and materials and conversion  thereof to a successor  transfer agent or other service  provider,  and all trailing expenses incurred  by PFPC,  will be  borne by the  Fund.  The  Fund may  terminate  this
Agreement with immediate effect for cause.

18. Notices. Notices shall be addressed (a) if to PFPC, at 400 Bellevue Parkway,
Wilmington,  Delaware 19809,  Attention:  President;  (b) if to the Fund, at 135
East 57th Street, 25th Floor, New York NY 10022, Attention:  Secretary or (c) if
to neither of the  foregoing,  at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party.  If notice is sent by  confirming  telegram,  cable,  telex or  facsimile sending device during regular  business  hours,  it shall be deemed to have been given immediately  otherwise next business day. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed.
If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

19. Amendments.  This Agreement,  or any term thereof,  may be changed or waived only by a written  amendment,  signed by the party against whom  enforcement  of such change or waiver is sought.

20. Delegation;  Assignment.  PFPC may assign its rights and delegate its duties hereunder to any majority-owned  direct or indirect subsidiary of PFPC or of The
PNC Financial  Services Group,  Inc.,  provided that PFPC gives the Fund 30 days prior written notice of such assignment or delegation and the Fund consents,  in writing,  to the  assignment.  The Fund  retains  the right to  reject  any such assignment  fund to be  unacceptable by the officers of the Fund or the Board of
Directors.  The  assignment  and  delegation  of any of PFPC's  duties shall not relieve PFPC of any of its responsibilities or liabilities under this Agreement.

21.  Counterparts.  This Agreement may be executed in two or more  counterparts, each of which  shall be  deemed an  original,  but all of which  together  shall constitute one and the same instrument.

22. Further Actions.  Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

23. Anti-Money Laundering.

     (a)  To the extent the other  provisions of this Agreement  require PFPC to establish,  maintain  and monitor  accounts of  investors  in the Fund consistent with securities laws, PFPC shall perform reasonable actions necessary for the Fund to be in compliance  with United States Federal anti-money  laundering  ("AML") laws applicable to investor  activity, including  the Bank  Secrecy Act and the PATRIOT  Act. In this regard,
          PFPC shall: (i) establish and implement written  policies,  procedures and  internal  controls  reasonably  designed to prevent the Fund from being used to  launder  money or finance  terrorist  activities;  (ii)
          provide for independent testing, by an employee who is not responsible for the  operation of PFPC's AML program or by an outside  party,  for compliance  with PFPC's  established  policies and  procedures;  (iii)
          designate  a  person  or  persons  responsible  for  implementing  and monitoring the operation and internal  controls of PFPC's AML program;
          and  (iv)  provide  ongoing  training  of  personnel  relating  to the prevention of money-laundering activities. Upon the reasonable request of the Fund,  PFPC  shall  provide  to the Fund:  (x) a copy of PFPC's
          written  AML  policies  and  procedures  (it  being   understood  such
          information is to be considered  confidential  and treated as such and afforded all protections  provided to confidential  information  under this  agreement);  (y) at the  option  of  PFPC,  a copy of a  written assessment or report prepared by the party  performing the independent testing for compliance,  or a summary thereof, or a certification that the  findings of the  independent  party are  satisfactory;  and (z) a summary of the AML training provided for appropriate  personnel.  PFPC agrees to  permit  inspections  relating  to its AML  program  by U.S.
          Federal   departments   or  regulatory   agencies   with   appropriate
          jurisdiction  and to make available to examiners from such departments or regulatory  agencies such  information and records  relating to its
          AML program as such examiners shall reasonably request.

     (b)  The  parties  acknowledge  that at the time of the  execution  of this
          Agreement  regulators  are in the  process  of  finalizing  new  rules related  to the  implementation  of  Section  326 of the  PATRIOT  Act regarding customer  identification  programs for mutual fund customers
          (the "Section 326 Rules").  In connection  with the foregoing and upon finalization  of the  Section  326  Rules,  PFPC  and the  Fund  shall endeavor to amend this Agreement,  upon terms to be mutually agreed to by the  parties,  to  identify  the  related  services of PFPC and the associated fees to be paid by the Fund.

24. Miscellaneous.

     (a)  Entire  Agreement.  This Agreement  embodies the entire  agreement and understanding  between the parties and supersedes all prior agreements and  understandings  relating to the subject matter  hereof,  provided that the parties may embody in one or more  separate  documents  their agreement, if any, with respect to delegated duties.

     (b)  No  Changes  that  Materially  Affect   Obligations.   Notwithstanding
          anything in this  Agreement  to the  contrary,  the Fund agrees not to make any  modifications  to its  registration  statement  or adopt any
          policies   which  would   affect   materially   the   obligations   or
          responsibilities  of PFPC hereunder without the prior written approval of PFPC, which approval shall not be unreasonably withheld or delayed.

     (c)  Captions.  The captions in this Agreement are included for convenience of  reference  only  and  in no  way  define  or  delimit  any  of the provisions hereof or otherwise affect their construction or effect.

     (d)  Governing Law. This Agreement shall be deemed to be a contract made in
          Delaware and governed by Delaware law, without regard to principles of conflicts of law.

     (e)  Partial  Invalidity.  If any provision of this Agreement shall be held or made invalid by a court decision,  statute, rule or otherwise,  the remainder of this Agreement shall not be affected thereby.

     (f)  Successors and Assigns. This Agreement shall be binding upon and shall inure to the  benefit  of the  parties  hereto  and  their  respective successors and permitted assigns.

     (g)  Facsimile  Signatures.  The  facsimile  signature of any party to this
          Agreement shall  constitute the valid and binding  execution hereof by such party.

     (h)  PFPC  Insurance.  Upon execution of this Agreement and upon request of the Fund  thereafter,  PFPC shall provide to the Fund a Certificate of
          Insurance  setting  forth the  insurance  coverage  maintained by PFPC relative to the services provided by PFPC hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                             PFPC INC.

                                             By: /s/ Michael Danofrio
                                                 --------------------------------
                                                 Michael Danofrio

                                             Title: Executive Vice President
                                                    -----------------------------

                                             GAM FUNDS, INC.

                                             By: /s/ Kevin J. Blanchfield
                                                 --------------------------------
                                                 Kevin J. Blanchfield

                                             Title: Treasurer
                                                    -----------------------------

ATTESTED BY:

By: /s/ Joseph J. Allessie
--------------------------------
Joseph J. Allessie
Business Approval By:
Date:

Legal Approval By:
Date:

                                    EXHIBIT A
                                    ---------

     THIS  EXHIBIT A,  dated as of May 20,  2002,  is Exhibit A to that  certain
Transfer Agency Services  Agreement dated as of May 20, 2002,  between PFPC Inc.
and GAM Funds, Inc.

                                   PORTFOLIOS
                                   ----------

                                 GAM Global Fund
                             GAM International Fund
                             GAM Pacific Basin Fund
                             GAM Japan Capital Fund
                                 GAM Europe Fund
                             GAM American Focus Fund
                              GAMerica Capital Fund
                       GAM American Focus Long/Short Fund